UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 25, 2015
ASCENT CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
(Address of principal executive offices and zip code)
 Registrant’s telephone number, including area code: (303) 628-5600
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2015, the Board of Directors (the “Board”) of Ascent Capital Group, Inc. (the “Company”) approved and adopted the Ascent Capital Group, Inc. 2015 Omnibus Incentive Plan (the “2015 Plan”). The 2015 Plan represents a merger of the Company’s existing 2008 Incentive Plan (the “2008 Incentive Plan”) and the Company’s 2008 Non-Employee Director Incentive Plan (the “2008 NED Plan”) (the 2008 Incentive Plan and the 2008 NED Plan are collectively referred to as the “2008 Plans").

The Board determined to adopt the 2015 Plan, in part, due to the diminishing number of shares of the Company’s common stock with respect to which awards could be granted under the 2008 Incentive Plan. However, because a substantial number of shares remained available for grant under the 2008 NED Plan, the Board determined to combine the available number of shares under both 2008 Plans and use such aggregate number of shares (as detailed below) as the maximum available for grant under the new 2015 Plan.

The 2015 Plan is structured as an omnibus plan under which awards may be made to the Company’s officers, employees, independent contractors and nonemployee directors. Upon adoption of the 2015 Plan, the Board determined to cease making any further grants under the 2008 Plans. A summary of certain terms of the 2015 Plan is set forth below. A more fulsome description of the 2015 Plan will be included in the Company’s proxy statement for its 2015 annual meeting of stockholders, at which the 2015 Plan will be submitted for approval by the Company’s stockholders. All awards made under the 2015 Plan prior to such annual meeting will be subject to the approval of the 2015 Plan by the Company’s stockholders.

The 2015 Plan is designed to provide additional remuneration to officers, employees, nonemployee directors and independent contractors for service to the Company and to encourage those persons' investment in the Company. Non-qualified stock options, SARs, restricted shares, restricted stock units, cash awards, performance awards or any combination of the foregoing may be granted under the 2015 Plan (collectively, "awards"). As described above, the maximum number of shares of the Company’s common stock with respect to which awards may be granted is 600,283 (plus shares of the Company’s common stock subject to awards made pursuant to the 2008 Plans that are forfeited), subject to anti-dilution and other adjustment provisions of the 2015 Plan. With limited exceptions, under the 2015 Plan, no person may be granted in any calendar year awards covering more than 500,000 shares of the Company’s common stock, subject to anti-dilution and other adjustment provisions of the 2015 Plan. In addition, no person may receive payment for cash awards during any calendar year in excess of $3 million and no nonemployee director may be granted during any calendar year awards having a value (as determined on the grant date of such award) in excess of $500,000. Shares of the Company’s common stock issuable pursuant to awards will be made available from either authorized but unissued shares or shares that have been issued but reacquired by the Company.

The 2015 Plan is administered by the Compensation Committee of the Board with regard to all awards granted under the 2015 Plan (other than awards granted to the nonemployee directors), and the Compensation Committee has full power and authority to determine the terms and conditions of such awards. The 2015 Plan is administered by the full Board with regard to all awards granted under the 2015 Plan to nonemployee directors, and the full Board has full power and authority to determine the terms and conditions of such awards.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 3, 2015

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President, General Counsel and Secretary

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